UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2015

TEMPUR SEALY INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way Lexington, Kentucky		40511
(Address of principal executive offices)		(Zip Code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On September 24, 2015, Tempur Sealy International, Inc. (the “Company”) and all of the Company’s existing and future domestic restricted subsidiaries that guarantee or are borrowers under its senior secured credit facilities, as guarantors (the “Guarantors”), entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated as the representative of several initial purchasers (collectively, the “Initial Purchasers”), relating to the previously announced issuance and sale of $450 million aggregate principal amount of 5.625% senior notes due 2023 (the “Notes”) pursuant to which the Company sold the Notes to the Initial Purchasers at a purchase price of 98.625% of the principal amount of the Notes. In connection with the transactions contemplated by the Purchase Agreement, the Notes were reoffered and resold to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act.

In the Purchase Agreement, the Company and the Guarantors made customary representations and warranties and agreed to indemnify the Initial Purchasers against various liabilities, including certain liabilities with respect to the Company’s offering memorandum relating to the Notes.

Indenture and Notes

The Notes were issued pursuant to an indenture, dated as of September 24, 2015 (the “Indenture”), among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Notes will be the general unsecured senior obligations of the Company and are guaranteed on a senior unsecured basis by the Guarantors.

Interest and Maturity

The Notes will mature on October 15, 2023, and interest is payable on the Notes semi-annually in arrears on each April 15 and October 15, beginning on April 15, 2016.

Optional Redemption

The Company has the option to redeem all or a portion of the Notes at any time on or after October 15, 2018 at the redemption prices specified in the Notes plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, the Company has the option at any time prior to October 15, 2018 to redeem some or all of the Notes at a “make-whole” redemption price specified in the Notes, plus accrued and unpaid interest, if any, to, but excluding the redemption date. In addition, the Company may redeem up to 35% of the Notes prior to October 15, 2018 under certain circumstances with the net cash proceeds from certain equity offerings at the redemption price specified in the Notes plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Certain Covenants

The Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to, among other things: (i) incur, directly or indirectly, debt; (ii) make, directly or indirectly, certain investments and restricted payments; (iii) incur or suffer to exist, directly or indirectly, liens on their properties or assets; (iv) sell or otherwise dispose of, directly or indirectly, assets; (v) create or otherwise cause or suffer to exist any consensual restriction on the right of certain of the Company’s subsidiaries to pay dividends or make any other distributions on or in respect of their capital stock; and (vi) enter into transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications.

Events of Default

The Indenture provides that each of the following is an Event of Default: (i) default in payment of interest when due, which default continues for 30 days; (ii) default in the payment of the principal of, or premium, if any, when the same becomes due and payable at maturity, upon acceleration or redemption, required repurchase or otherwise; (iii) failure to comply with certain covenants relating to the merger or transfer of assets; (iv) failure to comply with any other covenant or agreement in the Notes or in the Indenture for 30 days after written notice; (v) default under any indebtedness of the Company or any Guarantor that results in the acceleration of the maturity of indebtedness of the Company or any Guarantor in an aggregate principal amount greater than $50 million; (vi) any judgment for the payment of money in an aggregate amount in excess of $50 million that shall be rendered against the Company or any restricted subsidiary and that shall not be waived, satisfied, annulled, discharged or rescinded for any period of 30 consecutive days during which a stay is not then in effect; (vii) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of its significant subsidiaries; and (viii) any Note guaranty ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or a Guarantor denies or disaffirms its obligations under its Note guaranty. In case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the registered holders of at least 25% in aggregate principal amount of Notes then outstanding may declare the Notes to be due and payable immediately.

The form of the Notes is attached as an exhibit to the Indenture, which in turn is filed as Exhibit 4.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated herein by reference. The description of the Notes and the Indenture in this report is a summary only and is qualified in its entirety by the terms of the Indenture. A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

The Company incurred a new term loan pursuant to Amendment No. 5 dated September 24, 2015 (the “Amendment”) to the Company’s Credit Agreement dated December 12, 2012 (the “Credit Agreement”), which was wholly used to refinance a portion of the existing term loan under the Credit Agreement. The Company elected to use the proceeds of the Notes to refinance the new term loan. A copy of the Amendment is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference. The description of the Amendment in this report is a summary and is qualified in its entirety by the terms of the Amendment.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representative of the Initial Purchasers, dated as of September 24, 2015. Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to file a registration statement with the Securities and Exchange Commission so that holders of the Notes can exchange the Notes for registered notes (the “Exchange Notes”) that have substantially identical terms as the Notes. In addition, the Company and the Guarantors have agreed to exchange the guarantees related to the Notes for a registered guarantee having substantially the same terms as the original guarantees. The Company and the Guarantors will use reasonable best efforts to cause the registration statement to be declared effective at the earliest possible time, but in no event later than 325 days after the closing of the issuance of the Notes. The Company and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Form 8-K and is incorporated herein by reference. The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On September 24, 2015, the Company issued a press release announcing that it had closed its previously announced offering of $450 million aggregate principal amount of Notes in a private offering to certain institutions that then resold the notes (i) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, and (ii) to certain non-U.S. persons in accordance with Regulation S under the Securities Act. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture, dated as of September 24, 2015, among Tempur Sealy International, Inc., the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	Registration Rights Agreement, dated as of September 24, 2015, by and among Tempur Sealy International, Inc., the Guarantors named therein and Merrill Lynch, Pierce, Fenner &Smith Incorporated, as representative of the several Initial Purchasers named therein.

10.1	Purchase Agreement, dated September 21, 2015, among Tempur Sealy International, Inc., the Guarantors named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers named therein.

10.2	Amendment No. 5 to Credit Agreement dated September 24, 2015 among Tempur-Pedic America, LLC and Tempur Production USA, LLC, each as a Borrower, the Guarantors identified therein, each lender from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.

99.1	Press Release dated September 24, 2015, titled “Tempur Sealy Announces Closing of $450 Million Senior Notes Offering”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tempur Sealy International, Inc.

By:	/s/ BARRY A. HYTINEN
Name:	Barry A. Hytinen
Title:	Executive Vice President & Chief Financial Officer

Date: September 24, 2015

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of September 24, 2015, among Tempur Sealy International, Inc., the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	Registration Rights Agreement, dated as of September 24, 2015, by and among Tempur Sealy International, Inc., the Guarantors named therein and Merrill Lynch, Pierce, Fenner &Smith Incorporated, as representative of the several Initial Purchasers named therein.

10.1	Purchase Agreement, dated September 21, 2015, among Tempur Sealy International, Inc., the Guarantors named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers named therein.

10.2	Amendment No. 5 to Credit Agreement dated September 24, 2015 among Tempur-Pedic America, LLC and Tempur Production USA, LLC, each as a Borrower, the Guarantors identified therein, each lender from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.

99.1	Press Release dated September 24, 2015, titled “Tempur Sealy Announces Closing of $450 Million Senior Notes Offering”.